 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 22, 2019 (March 13, 2019)

ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Offering of Secured Convertible Note

On March 13, 2019, Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”) entered into a securities purchase agreement with St. George Investments LLC (“Investor”), for the private placement of a $365,000 Secured Convertible Promissory (“Note”). The Note will be funded in three tranches upon the mutual agreement of the Company and the Investor. The Note has an original issue discount of $60,000.

As of March 22, 2019, the Company has received $205,000 of gross proceeds from the funding of the first two tranches of the Note. Note. The Company may receive an additional $100,000 of gross cash proceeds upon the funding of the third tranche of the Note.

Terms of the Secured Convertible Note

The outstanding aggregate principal amount of the Note (together with accrued interest) will mature on March 15, 2020.

Beginning six months after the date of issue, Investor shall have the option to redeem all or a portion of the amounts outstanding under the Note. At Investor’s option, redemption amounts are payable by the Company in the form of (x) cash or (y) conversion of such amounts into shares of the Company's Common Stock. Conversions into Common Stock shall be calculated using a variable conversion price equal to 60% of the average of the two lowest closing bid price for the shares over the prior ten day trading period immediately preceding the conversion.

Shares of Common Stock may not be issued pursuant to the Note if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 4.99% of the outstanding shares of the Company’s Common Stock.

The Note bears interest at a rate of 10% per annum. The interest rate increases to 22% in the event of a default under the Note.

The Note contains standard and customary events of default including but not limited to: (i) failure to make payments when due under the Note, and (ii) bankruptcy or insolvency of the Company.

There are no registration rights applicable to the Company Note or its underlying conversion shares.

The Company Note will be secured by a security interest on the Company’s headquarters building in Thornton, Colorado.

The foregoing descriptions of each of the securities purchase agreement and the Note is a summary and is qualified in its entirety by reference to the documents attached hereto as Exhibits 10.1 and 10.2, each of which documents is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.

All of the securities described in this Current Report on Form 8-K were or will be offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offerings were made to “accredited investors” (as defined by Rule 501 under the Securities Act).

 Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description

	10.1	Securities Purchase Agreement Dated March 13, 2019
	10.2	Secured Convertible Promissory Note Dated March 13, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

March 22, 2019	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer